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                                                                       Exhibit B

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ASTRALIS LTD.



                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the "corporation") is ASTRALIS LTD.

                  SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purposes for which the corporation is to be organized are to conduct any lawful business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH:           (a) The total number of shares of stock
which the corporation shall have authority to issue is 78,000,000 as follows:
(i) 75,000,000 shares shall be designated as common stock, par value $.0001 per share; and (ii) 3,000,000 shares shall be designated as preferred stock, par value $.001 per share.

                                    (b) Shares of the preferred stock of the
corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the corporation prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  FIFTH: Elections of directors need not be by written ballot except and to the extent provided otherwise in the bylaws of the corporation. Cumulative voting for the election of directors shall not be permitted.

                  SIXTH: The name and the mailing addresses of the incorporator is as follows:



NAME                          MAILING ADDRESS
----                          ---------------

                              C/O Riker, Danzig, Scherer, Hyland & Perretti LLP
Bradley J. Fiorenzo
                              Headquarters Plaza

                              One Speedwell Avenue

                              P.O. Box 1981

                              Morristown, NJ 07962-1981


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                  SEVENTH: The number of directors constituting the first Board of Directors is two (2) and the name and address of the persons who are to serve as such directors until the first annual meeting of stockholders or until such persons' successors shall be elected and qualified are:


         NAME                                  MAILING ADDRESS
         ----                                  ---------------

         Mike Ajnsztajn                        135 Columbia Turnpike

                                               Suite 301

                                               Florham Park, NJ 07932

         Dr. Jose Antonio O'Daly               c/o 135 Columbia Turnpike

                                               Suite 301

                                               Florham Park, NJ 07932

                  EIGHTH: The corporation is to have perpetual existence.

                  NINTH: The Board of Directors is expressly authorized to make, alter, or repeal the bylaws of the corporation, subject to the power of the shareholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

                  TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  ELEVENTH: One or more or all the Directors of the Corporation elected by the holders of shares of Common Stock may be removed solely for cause and solely pursuant to an affirmative vote of a majority of the Board of Directors. A Director elected by the holders of shares of Preferred Stock may be removed pursuant solely to an affirmative vote of a majority of the shares of Preferred Stock.

                  ELEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  TWELFTH: The corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


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                  THIRTEENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article THIRTEENTH.

Signed on November __, 2001

                                              ----------------------------------
                                              Bradley J. Fiorenzo